EXHIBIT 99.1
Contact:
Willis C. Moore, III (Billy)
Vice President
(336) 316-5664
bcmoore@unifi-inc.com

Unifi Announces Signing of Kaiping Non-Binding Letter of Intent

           GREENSBORO, N.C., July 17, 2003 --Unifi, Inc. (NYSE: UFI), today announced that it has signed a non-binding letter of intent to form a joint venture type company with Kaiping Polyester Enterprises Group Co. ("Kaiping") in Kaiping, Guangdong, P.R. China to manufacture and sell certain polyester and nylon products. It is anticipated that Unifi will own seventy-five percent (75%) of the joint venture company, which is estimated to have approximately $300 million in annual sales.

           Kaiping, a company owned and operated by the Kaiping City Government, is one of the largest polyester textile filament producers in China. Kaiping owns approximately 56% of Guangdong Kaiping Chunhui Co., Ltd, a publicly traded company on the Shenzhen Stock Exchange, which ownership interest is anticipated to be part of the assets Kaiping contributes to the joint venture.

          Closing the proposed transaction is contingent upon satisfactory completion of the parties' due diligence procedures, negotiation and agreement on definitive agreements (including certain key financial terms), and receipt of certain governmental, third party and corporate approvals. The letter of intent contemplates that the proposed transaction will close by the end of calendar year 2003.

         Unifi is one of the largest producers and processors of textured yarns in the world. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery and sewing thread.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as expects, anticipates, believes, estimates, variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.